EXHIBIT 32.2


                  CERTIFICATION OF THE CHIEF FINANCIAL OFFICER


                           PURSUANT TO 18 U.S.C. 1350


Solely for the purposes of complying with 18 U.S.C. 1350, I, Jane Butel, the undersigned Chief Financial Officer of Jane Butel Corporation (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10--KSB of the Company for the Annual period ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ JANE BUTEL
______________
    Jane Butel

October 6, , 2003

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING, OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO REGISTRANT AND WILL BE RETAINED BY REGISTRANT AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.